UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 20, 2018 (February 13, 2018)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 25, 2018, Aetna Inc. (“Aetna” or the “Company”) announced that Gary W. Loveman, Ph.D., Aetna’s Executive Vice President, Consumer Health and Services, would be leaving the Company. In connection with his departure, Mr. Loveman and the Company entered into a separation agreement dated February 13, 2018 and effective February 21, 2018 (the “Separation Agreement”).

The principal terms of the Separation Agreement are: (1) Mr. Loveman’s last day of employment will be February 20, 2018; (2) commencing February 21, 2018, Mr. Loveman will be paid 52 weeks of base salary continuation at his current annual base salary; (3) Mr. Loveman will be paid a lump sum cash payment equal to $100,000 plus his previously-established target bonus for the 2017 calendar year times the Company’s Consumer Health & Services organization scorecard funding level for 2017, less tax withholding and other legally required deductions; (4) Mr. Loveman will continue to be eligible for regular employee benefits for the first nine weeks of his salary continuation period at active employee rates; (5) after the nine week salary continuation period, Mr. Loveman will be eligible for group medical and dental benefits under COBRA, with the first two months of the COBRA period at subsidized (employee) COBRA premium rates; and (6) vesting of Mr. Loveman's outstanding equity awards will be governed by the applicable agreements and plans, except that with respect to the vesting of his 2017 stock appreciation right award he will be treated as “retirement eligible” under the stock appreciation right award agreement. The vesting of Mr. Loveman’s 2017 performance stock unit award will be based solely on the Company’s performance. The Separation Agreement also contains a release of claims against the Company and customary confidentiality and cooperation covenants and incorporates by reference any other covenants to which Mr. Loveman already is subject (including covenants regarding non-competition, nonsolicitation of employees and customers, and nondisclosure). The foregoing description of the Separation Agreement is only a summary. The full text of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement dated February 13, 2018, between Aetna Inc. and Gary W. Loveman, Ph. D.*

* Management contract or compensatory plan or arrangement.

INDEX TO EXHIBITS
Exhibit Number	Description

10.1	Separation Agreement dated February 13, 2018, between Aetna Inc. and Gary W. Loveman, Ph. D.*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: February 20, 2018	By:	/s/ Heather Dixon
Name: Heather Dixon
Title: Vice President, Controller and Chief Accounting Officer